Exhibit 99.1

TRANSCORE HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, Except Share and Per Share Data)

	October 31, 2004	January 31, 2004
	(unaudited)	(Note 1)
ASSETS
Current assets:
Cash and cash equivalents	$6,766	$896
Accounts receivable, less allowances of $1,744 and $2,108	61,757	59,985
Inventories	16,450	15,322
Cost and estimated earnings in excess of billings on uncompleted contracts	26,337	20,766
Deferred income taxes	1,908	7,168
Prepaid expenses and other current assets	1,749	2,778

Total current assets	114,967	106,915
Property, buildings and equipment, net	24,501	27,277
Intellectual property and other intangibles, net	37,215	37,726
Goodwill	209,167	207,535
Deferred income taxes	6,224	5,547
Other assets, net	7,289	13,050

Total assets	$399,363	$398,050

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and capital lease obligations	$3,896	$3,670
Accounts payable	17,493	19,746
Accrued expenses	18,484	19,146
Retention and stock appreciation rights plans	8,978	13,538
Advance billings	9,849	9,908
Billings in excess of costs and estimated earnings on uncompleted contracts	6,363	6,093

Total current liabilities	65,063	72,101
Long-term debt and capital lease obligations, net of current portion	201,470	205,520
Redeemable preferred stock — Class A, $43.89 per share par value and liquidated value; 600,000 shares authorized; 502,704 shares issued and outstanding	31,169	29,844
Redeemable preferred stock — Class A-1, $43.89 per share par value, $63.64, $70.23 and $125.00 per share liquidated value; 350,000 shares authorized; 232,442 and 233,218 shares issued and outstanding as of October 31, 2004 and January 31, 2004, respectively	22,110	21,024
Notes receivable — related party, arising from issuance of redeemable preferred stock	(298)	(314)
Other long-term liabilities	701	700
Stockholders’ equity:
Convertible preferred stock — Class C, $.01 par value, $74.71 per share liquidation value; 300,000 shares authorized; 235,189 shares issued and outstanding	17,571	17,571
Convertible preferred stock — Class C-1, $.01 par value, $74.71 per share liquidation value; 1,000,000 shares authorized; 877,285 shares issued and outstanding	65,542	65,542
Convertible preferred stock — Class B-1, $.01 par value; 400,000 shares authorized; 400,000 shares issued and outstanding	4	4
Common stock — Class A, $.001 par value; 4,000,000 shares authorized; 187,749 and 188,204 shares issued and outstanding as of October 31, 2004 and January 31, 2004, respectively	—	—
Common stock — Class B, $.01 par value; 1,000,000 shares authorized; no shares issued or outstanding	—	—
Additional paid-in capital	4,256	780
Accumulated deficit	(10,642)	(16,127)
Accumulated other comprehensive income	2,417	1,405

Total stockholders’ equity	79,148	69,175

Total liabilities and stockholders’ equity	$399,363	$398,050

See accompanying notes.

TRANSCORE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, Except Share and Per Share Data)

	For the Nine Months Ended October 31,
	2004	2003
	(unaudited)
Revenue:
Services	$169,006	$146,441
Projects	43,821	56,365
Products	57,078	49,828

Total revenue	269,905	252,634
Cost of services	88,916	71,715
Cost of projects	33,449	45,626
Cost of products	25,891	22,523

Total costs of revenue	148,256	139,864
Total gross profit	121,649	112,770
Operating expenses:
Selling, general and administrative	85,605	78,182
Retention and stock related plans expense	9,658	711

Income from operations	26,386	33,877
Interest expense	(12,141)	(19,506)
Other income	942	668

Income from continuing operations, before income taxes	15,187	15,039
Income tax expense	(9,025)	(6,282)

Income from continuing operations	6,162	8,757
Discontinued operations, net	(678)	(1,631)

Net income	$5,484	$7,126
Convertible and redeemable preferred stock dividends	(5,544)	(7,068)

Net (loss) income available to common stockholders	$(60)	$58

Per share information:
Basic income per common share from continuing operations	$3.29	$9.03
Discontinued operations	(3.61)	(8.72)

Basic net (loss) income per common shares outstanding	$(.32)	$.31

Weighted average basic common shares outstanding	188,042	187,132

Diluted income per common share from continuing operations	$.60	$1.76
Discontinued operations	(.66)	(1.70)

Diluted net (loss) income per common share	$(.06)	$.06

Weighted average diluted common shares outstanding	1,027,564	958,559

See accompanying notes.

TRANSCORE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Nine Months Ended October 31,
	2004	2003
	(Unaudited)
Operating activities
Net income	$5,484	$7,126
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on disposal of discontinued operations, net of taxes	678	1,631
Depreciation	9,278	8,372
Amortization	7,278	7,310
Provision for doubtful accounts	(364)	145
Equity in earnings of affiliates	(572)	(536)
Noncash interest expense	3,953	3,129
Noncash stock compensation expense	3,552	—
Deferred income taxes	4,061	1,998
Loss on sale of assets	79	79
Changes in operating assets and liabilities, net of effects from acquisition of businesses:
Accounts receivable	801	(13,368)
Inventories	(823)	(1,602)
Prepaid expenses and other assets	1,102	317
Costs and estimated earnings in excess of billings on uncompleted contracts	(5,571)	(2,633)
Accounts payable and accrued expenses	(4,355)	1,591
Retention and stock appreciation rights plans liability	(4,560)	711
Billings in excess of costs and estimated earnings on uncompleted contracts	271	(3,159)

Net cash provided by operating activities of continuing operations	20,292	11,111

Investing activities
Purchases of property and equipment, net	(3,117)	(4,834)
Purchases of equipment held for lease	(1,062)	(3,552)
Acquisition of businesses, net of cash acquired	(3,567)	(250)
Dividends from affiliates	609	639
Deferred purchase price payments	—	(714)

Net cash used in investing activities	(7,137)	(8,711)

Financing activities
Payments on capital lease obligations	(1,461)	(1,366)
Payments on term loan borrowings	(1,575)	(6,252)
Net change in borrowings under revolving credit facility	(2,950)	3,900
Other financing activities	771	(456)

Net cash used in financing activities	(5,215)	(4,174)

Effect of exchange rate changes on cash and cash equivalents	(642)	(70)
Cash used in discontinued operations	(1,428)	(3,470)

Net (decrease) increase in cash and cash equivalents	5,870	(5,314)
Cash and cash equivalents at beginning of period	896	6,010

Cash and cash equivalents at end of period	$6,766	$696

See accompanying notes.

TRANSCORE HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1.    Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S.) for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, these condensed consolidated financial statements do not include all of the information and footnotes required by accounting principles generally accepted in the U.S. These condensed consolidated financial statements reflect all adjustments (consisting of normal recurring adjustments), which are in the opinion of management, necessary for a fair presentation of the results for the interim periods. Interim results are not necessarily indicative of results that may be expected for the full year.

The consolidated balance sheet at January 31, 2004 has been derived from the audited consolidated balance sheet at that date but does not include all of the information and footnotes required by U.S. generally accepted accounting principles for complete financial statements.

Certain amounts in the prior period’s financial statements have been reclassified to conform to the current periods presentation.

All entities and assets owned by TransCore Holdings, Inc. are referred to collectively as the “Company.”

2.    Inventories

Inventories consist of the following:

	October 31, 2004	January 31, 2004
	(In thousands)
Raw materials	$6,099	$4,621
Work-in-progress	3,700	6,405
Finished goods	6,651	4,296

	$16,450	$15,322

Inventory reserves for obsolescence were $899,000 and $1,630,000 at October 31 and January 31, 2004, respectively.

3.    Comprehensive Income

Comprehensive income includes the following components (in thousands):

	Nine Months Ended October 31,
	2004	2003
Net income	$5,484	$7,126
Other comprehensive income:
Foreign currency translation adjustment, net of taxes	959	1,333
Change in fair value of interest rate swaps, net of taxes	53	1,381

Total other comprehensive income	1,012	2,714

Comprehensive income	$6,496	$9,840

TRANSCORE HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)—(Continued)

4.    Net Income (Loss) Per Share

The following table sets forth the reconciliation from basic to diluted average common shares and the calculations of net income per common share (dollars in thousands, except share and per share data).

	Nine Months Ended October 31,
	2004	2003
	(In thousands, except share and per share data)
Net income	$5,484	$7,126

Convertible preferred stock dividends	$(5,544)	$(5,544)
Redeemable preferred stock dividends	—	(1,524)

Total preferred stock dividends	(5,544)	(7,068)

Net (loss) income available to common stockholders	$(60)	$58

Average common shares:
Basic (weighted-average outstanding shares)	188,042	187,132
Diluted potential common shares from common and preferred stock options	839,522	771,427

Diluted (weighted-average shares outstanding)	1,027,564	958,559

Basic (loss) income per common share	$(.32)	$.31

Diluted (loss) income per common share	$(.06)	$.06

Antidilutive options and convertible preferred stock not included in the diluted (loss) income per common share calculation	1,157,474	1,157,911

5.    Stock Options

The Company applies SFAS No. 123, together with APB No. 25 as permitted under SFAS No. 123, in accounting for its stock option plans. Accordingly, the Company uses the intrinsic value method to measure the costs associated with the granting of stock options to employees and this cost is accounted for as compensation expense in the consolidated statements of loss over the option vesting period or upon meeting certain performance criteria. In accordance with SFAS No. 123, the Company discloses the fair values of stock options issued to employees. Stock options issued to outside consultants are valued at their fair value and charged to the consolidated statements of loss in the period in which the services are rendered. Fair values of stock options are determined using the Black-Scholes option-pricing model.

TRANSCORE HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)—(Continued)

The following table illustrates the effect on net (loss) income and net loss per share if the Company had applied the fair value recognition provisions of SFAS No. 123, Accounting for Stock-Based Compensation, to the stock-based employee compensation:

	Nine Months Ended October 31,
	2004	2003
	(In thousands, except per share data)
Income from continuing operations, as reported	$6,162	$8,757
Stock-based employee compensation cost, net of tax, that would have been included in the determination of income from continuing operations if the fair value based method had been applied to all awards	(195)	(186)

Income from continuing operations, pro forma	5,967	8,571
Discontinued operations, net	(678)	(1,631)
Net income, pro forma	5,289	6,940
Convertible and redeemable preferred stock dividends	(5,544)	(7,068)

Net loss available to common stockholders, pro forma	$(255)	$(128)

Basic income per common share from continuing operations, pro forma	$2.25	$8.03
Discontinued operations	(3.61)	(8.72)

Basic net loss per common share, pro forma	(1.36)	$(0.69)

Diluted income per common share from continuing operations, pro forma	$0.41	$1.57
Discontinued operations	(0.66)	(1.70)

Diluted net loss per common share, pro forma	$(0.25)	$(0.13)

TRANSCORE HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)—(Continued)

Pro forma information regarding net income required by SFAS No. 123 has been determined as if the Company had accounted for its employee stock options under the fair value method of SFAS No. 123. The fair value of the options granted was estimated at the date of grant using the Black-Scholes option-pricing model with the following assumptions:

	October 31,
	2004	2003
Dividend yield	0%	0%
Weighted average risk-free interest rate	2.55%	2.06%
Expected life	3 years	3 years

As permitted under the provisions of SFAS No. 123 and based on the historical lack of a public market for the Company’s options, no factor for volatility has been reflected in the option-pricing calculation.

6.    Long Term Debt and Capital Lease Obligations

The Company’s long-term debt is summarized as follows:

	October 31, 2004	January 31, 2004
	(in thousands)
Term loan, variable interest rate (5.2% to 6.5% as of October 31, 2004 and 4.4% to 6.5% as of January 31, 2004), due through January 5, 2008	$117,497	$118,436
Term loan, variable interest rate (5.2% to 6.5% as of October 31, 2004 and 4.4% to 6.5% as of January 31, 2004), due through January 5, 2008	84,150	84,787
Revolving loans, variable interest rate (5.5% to 6.8% as of January 31, 2004)	—	2,950
Capital lease and other obligations	3,719	3,017

	205,366	209,190
Less current portion	(3,896)	(3,670)

	$201,470	$205,520

7.    Goodwill

The changes in the carrying amounts of goodwill for the nine months ended October 31, 2004 were as follows (in thousands):

	Infrastructure -Based	Mobile Asset -Based	Total
Balance at beginning of period	$81,201	$126,334	$207,535
Foreign currency translation gain	—	1,632	1,632

Balance at October 31, 2004	$81,201	$127,966	$209,167

TRANSCORE HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)—(Continued)

8.    Intellectual property and other intangibles

	October 31, 2004	January 31, 2004
	(in thousands)
Intangible assets subject to amortization:
Subscriber list	$21,900	$21,900
Freight exchange network	21,400	21,400
Patents	11,293	10,855
Acquired Software	4,867	—
Non-compete agreements	4,147	3,439

	63,607	57,594
Accumulated amortization:
Subscriber list	(11,732)	(9,386)
Freight exchange network	(12,127)	(9,987)
Patents	(3,948)	(3,279)
Acquired Software	(409)	—
Non-compete agreements	(4,053)	(3,093)

	(32,269)	(25,745)

Net intangibles assets subject to amortization	31,338	31,849
Trademarks not subject to amortization (indefinite lived)	5,877	5,877

	$37,215	$37,726

9.    Income Taxes

For the nine months ended October 31, 2004 and 2003, we recorded income tax expense of $9.0 million and $6.3 million at effective rates of 59.4% and 41.8%, respectively. The effective rates exceeded the statutory federal rate for both periods, primarily due to the recording of foreign tax expense without the ability to record a benefit for the related foreign tax credits, state income tax expense, and because no provision has been recorded on the performance-based stock compensation described in Note 11. Additionally, for October 31, 2004, the effective rate increased due to non-deductible interest expense recorded with respect to the redeemable preferred stock.

10.    Segment Information

The Company has two reportable business segments: Infrastructure-Based services and Mobile Asset-Based services. The business segments are determined based on the end markets for our products and services. The segment’s performance is measured primarily on income from operations.

	Infrastructure Based Services	Mobile Asset Based Services	Corporate	Consolidated
	(in thousands)
Nine months ended October 31, 2004
Total revenue	201,439	68,466	—	269,905
Income from operations	35,209	21,965	(30,788)	26,386
Fixed assets	18,950	4,657	894	24,501
Nine months ended October 31, 2003
Total revenue	195,109	57,525	—	252,634
Income from operations	39,153	16,083	(21,359)	33,877
Fixed assets	19,684	6,963	856	27,503

TRANSCORE HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)—(Continued)

Summarized financial information related to geographic areas in which the Company operated at:

	October 31,
	2004	2003
Total revenue
United States	$252,091	$245,534
Canada	17,814	7,100

	$269,905	$252,634

Income from operations
United States	$20,635	$30,368
Canada	5,751	3,509

	$26,386	$33,877

Fixed Assets
United States	$23,629	$26,995
Canada	872	508

	$24,501	$27,503

11.    Retention and Stock Related Plans Expense

The Company has issued Stock Appreciation Rights (SARS) that will pay a cash benefit based on appreciation in its common stock. The Company has annually commissioned an independent appraisal of the value of its stock and used this value as a basis for recording the change in its SARS liability. The valuation of the Company’s stock reflects a discount for the fact that the stock does not trade on a public exchange. As described in Note 18, the Company has entered into a definitive agreement to be acquired. The Company has used the proposed acquisition price as the basis for its stock value for recording its SARS liability as of October 31, 2004. During the nine-month periods ending October 31, 2004 and 2003, the Company recorded pretax SARS expense of $5,894,000 and $244,000 respectively.

In conjunction with the increase in the Company’s stock valuation, a portion of its Class B-1 Convertible Preferred Stock, which is held by certain employees, became eligible for conversion to common stock. In accordance with FASB Interpretation No. 38, an interpretation of APB 25 Accounting for Stock Issued to Employees, the Company has recorded a pretax expense of $3,552,000 during the nine months ended October 31, 2004 to reflect the expected conversion of the Class B-1 Convertible Preferred Stock.

12.    Acquisition

On February 20, 2004, the Company acquired certain assets of Vistar Telecommunications, Inc. for cash consideration of $5,300,000. Vistar provides satellite communication products and services. The acquisition was accounted under the purchase method of accounting and the Vistar operations have been included in the Company’s statement of operations since February 20, 2004. The Company has recorded intangible assets related to this purchase of $5,041,000. These intangible assets will be amortized over periods of 12 to 60 months. The allocation of the purchase price associated with the acquisition has been determined by the Company based upon available information and is subject to further refinement.

TRANSCORE HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)—(Continued)

13.    Discontinued Operations

On January 29, 2002, the Company decided to discontinue the fuel services division of Viastar Services, a wholly owned subsidiary. The consolidated financial statements for all periods present the fuel services division as a discontinued operation.

During the nine-month periods ended October 31, 2004 and 2003, the Company recorded $678,000 and $1,631,000, respectively of professional fees, net of tax, for this discontinued operation.

14.    Commitments and Contingencies

At October 31, 2004, the Company has outstanding surety bonds of $100,163,000, purchase commitments of $2,556,090 and letters of credit aggregating $23,522,000, principally related to performance and payment type bonds.

At January 31, 2004, the Company had outstanding surety bonds of $99,230,000, purchase commitments of $4,987,000 and letters of credit aggregating approximately $16,702,000, principally related to performance and payment type bonds.

The Company is involved in certain investigations, claims, and lawsuits arising in the normal course of business, none of which, in the opinion of the Company’s management, is expected to have a material adverse effect on its consolidated financial position, results of operations, cash flows or ability to conduct business.

The Company is currently pursuing legal remedies against the appropriate parties related to previous accounting irregularities of its former Viastar Services subsidiary; however, no amounts have been recorded in the financial statements for potential recoveries. Under the current definitive agreement to sell the Company (see Note 17) it is anticipated that any recovery will be paid directly to the current stockholders of TransCore.

15.    Recent Accounting Pronouncements

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. This statement establishes standards for accounting for financial instruments with characteristics of liabilities, equity or both. It requires the issuer to classify as a liability a mandatorily redeemable financial instrument that embodies an unconditional obligation requiring the issuer to redeem it by transferring its assets at a specified or determinable date or upon an event that is certain to occur. In addition, it provides guidance on the accounting for costs incurred to issue a financial instrument that has liability or equity characteristics. Prior to the adoption of this statement, the Company classified mandatorily redeemable preferred stock as mezzanine equity under the provisions of the Emerging Issues Task Force (“EITF”) Topic No. D-98, Classification and Measurement of Redeemable Securities. Adoption of SFAS No. 150 on August 1, 2003 resulted in a reclassification of $49,269,000 from mezzanine equity to liabilities to reflect the fair value of the Company’s mandatorily redeemable preferred stock as of August 1, 2003. Additionally, beginning August, 2003 the Company began to reflect interest and dividends related to the mandatorily redeemable preferred stock as “interest expense” in the consolidated statement of income. In accordance with SFAS No. 150, prior periods were not restated for the effect of adoption. Prior to August 1, 2003, interest and dividends related to the mandatorily redeemable preferred stock were included below net income in the consolidated statements of income to arrive at income available for common stockholders.

TRANSCORE HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)—(Continued)

In January 2003, the FASB issued Interpretation No. 46 (“FIN 46”), Consolidation of Variable Interest Entities, an interpretation of ARB 51. The primary objectives of this interpretation are to provide guidance on the identification of entities for which control is achieved through means other than through voting rights (“variable interest entities”) and how to determine when and which business enterprise (the “primary beneficiary”) should consolidate the variable interest entity. This new model for consolidation applies to an entity in which either (i) the equity investors (if any) do not have a controlling financial interest; or (ii) the equity investment at risk is insufficient to finance that entity’s activities without receiving additional subordinated financial support from other parties. In addition, FIN 46 requires that the primary beneficiary, as well as all other enterprises with a significant variable interest in a variable interest entity, make additional disclosures. Certain disclosure requirements of FIN 46 were effective for financial statements issued after January 31, 2003. In December 2003, the FASB issued FIN 46 (revised December 2003), Consolidation of Variable Interest Entities (“Fin 46-R”) to address certain FIN 46 implementation issues. The adoption of FIN 46 and FIN 46-R had no impact on the Company’s financial position, results of operations, or liquidity.

16.    Related Party Transactions

TransCore holds a 12.8% indirect ownership interest in Autotoll Ltd., an affiliated company located in Hong Kong. The Company had sales to Autotoll Ltd. of $301,000 and $1,920,000 during the nine months ended October 31, 2004 and October 31, 2003, respectively. As of October 31, 2004 and January 31, 2004, the Company had net receivables of $152,000 and $1,600 respectively with Autotoll Ltd.

KRG Capital Partners, LLC, a stockholder, provides certain management services to the Company. Fees incurred for the nine months ended October 31, 2004 and October 31, 2003 related to these management services were $234,000 and $381,000, respectively.

17.    Sale of Company

On October 6, 2004, the Company entered into a definitive agreement to be acquired by Roper Industries, Inc. in a transaction valued at approximately $600 million. The sale is expected to close in the fourth quarter of 2004.

Report of Independent Registered Public Accounting Firm

Board of Directors

TransCore Holdings, Inc.

We have audited the accompanying consolidated balance sheets of TransCore Holdings, Inc. as of January 31, 2003 and 2004, and the related consolidated statements of operations, changes in redeemable preferred stock and stockholders’ equity, and cash flows for each of the three years in the period ended January 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of TransCore Holdings, Inc. at January 31, 2003 and 2004, and the consolidated results of its operations and its cash flows for each of the three years in the period ended January 31, 2004, in conformity with U.S. generally accepted accounting principles.

As discussed in Note 1 to the consolidated financial statements, effective February 1, 2002, the Company ceased its amortization of goodwill and other indefinite-lived intangible assets in accordance with Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets. In addition, as discussed in Note 1, effective August 1, 2003, the Company adopted Statement of Financial Accounting Standards No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.

Philadelphia, Pennsylvania

April 2, 2004

TRANSCORE HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, Except Share and Per Share Data)

	January 31,
	2003	2004
ASSETS
Current assets:
Cash and cash equivalents	$6,011	$896
Accounts receivable, net of allowance for doubtful accounts of $2,186 and $2,108 in 2003 and 2004, respectively	46,742	59,985
Inventories	15,846	15,322
Costs and estimated earnings in excess of billings on uncompleted contracts	23,310	20,766
Deferred income taxes	2,776	7,168
Prepaid expenses	3,640	2,584
Other current assets	111	194

Total current assets	98,436	106,915
Property, buildings and equipment, net	25,722	27,277
Intellectual property and other intangibles, net	45,385	37,726
Goodwill	204,550	207,535
Deferred income taxes	7,884	5,547
Other assets, net	14,055	13,050

Total assets	$396,032	$398,050

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and capital lease obligations	$8,056	$3,670
Accounts payable	23,099	19,746
Accrued expenses	19,898	19,146
Retention and stock appreciation rights plans	—	13,538
Advance billings	6,922	9,908
Billings in excess of costs and estimated earnings on uncompleted contracts	8,053	6,093

Total current liabilities	66,028	72,101
Long-term debt and capital lease obligations, net of current portion	201,287	205,520
Retention and stock appreciation rights plans	12,523	—
Redeemable preferred stock—Class A, $43.89 per share par value; 600,000 shares authorized; 502,704 shares issued and outstanding	28,079	29,844
Redeemable preferred stock—Class A-1, $43.89 per share par value; 350,000 shares authorized; 230,473 and 232,442 shares issued and outstanding as of January 31, 2003 and 2004, respectively	19,462	21,024
Notes receivable—related party, arising from issuance of redeemable preferred stock	(323)	(314)
Other long-term liabilities	746	700
Stockholders’ equity:
Convertible preferred stock—Class C, $.01 par value, $74.71 per share liquidation value; 300,000 shares authorized; 235,189 shares issued and outstanding	17,571	17,571
Convertible preferred stock—Class C-1, $.01 par value, $74.71 per share liquidation value; 1,000,000 shares authorized; 877,722 and 877,285 shares issued and outstanding as of January 31, 2003 and 2004, respectively	65,574	65,542
Convertible preferred stock—Class B-1, $.01 par value; 400,000 shares authorized; 269,874 and 400,000 shares issued and outstanding as of January 31, 2003 and 2004, respectively	3	4
Common stock—Class A, $.001 par value; 4,000,000 shares authorized; 186,345 and 187,749 shares issued and outstanding as of January 31, 2003 and 2004, respectively	—	—
Common stock—Class B, $.01 par value; 1,000,000 shares authorized; no shares issued or outstanding	—	—
Additional paid-in capital	2,645	780
Accumulated deficit	(15,645)	(16,127)
Accumulated other comprehensive (loss) income	(1,918)	1,405

Total stockholders’ equity	68,230	69,175

Total liabilities and stockholders’ equity	$396,032	$398,050

See accompanying notes.

TRANSCORE HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, Except Share and Per Share Data)

	For Year Ended January 31,
	2002	2003	2004
Revenue:
Services	$175,180	$179,885	$198,133
Projects	83,450	86,004	68,861
Products	64,805	52,419	71,143

Total revenue	323,435	318,308	338,137
Cost of services	78,336	76,248	91,925
Cost of projects	66,259	71,643	63,956
Cost of products	34,469	27,514	33,372

Total costs of revenue	179,064	175,405	189,253
Total gross profit	144,371	142,903	148,884
Operating expenses:
Selling, general and administrative	115,903	99,509	105,936
Retention and stock appreciation rights plans expense	1,982	1,706	1,015

Income from operations	26,486	41,688	41,933
Interest expense	(21,333)	(23,672)	(25,308)
Loss on extinguishment of debt	(2,432)	—	(11,126)
Other income	6,330	1,156	1,066

Income from continuing operations, before income taxes	$9,051	$19,172	$6,565
Income tax benefit (expense)	4,754	(9,242)	(2,950)

Income from continuing operations	13,805	9,930	3,615
Discontinued operations, net	(17,283)	(1,778)	(3,134)

Net (Loss) Income	$(3,478)	$8,152	$481

Convertible and redeemable preferred stock dividends	(9,978)	(10,406)	(8,831)
Net loss available to common stockholders	$(13,456)	$(2,254)	$(8,350)

Per share information:
Basic income (loss) per common share from continuing operations	$20.54	$(2.55)	$(27.85)
Discontinued operations	(92.75)	(9.54)	(16.74)

Basic net loss per common share	$(72.21)	$(12.09)	$(44.59)

Weighted average basic common shares outstanding	186,325	186,333	187,249

Diluted income (loss) per common share from continuing operations	$20.54	$(2.55)	$(27.85)
Discontinued operations	(92.75)	(9.54)	(16.74)

Diluted net loss per common share	$(72.21)	$(12.09)	$(44.59)

Weighted average diluted common shares outstanding	186,325	186,333	187,249

See accompanying notes.

TRANSCORE HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN REDEEMABLE PREFERRED STOCK

AND STOCKHOLDERS’ EQUITY

(In thousands, Except Share Data)

	Redeemable Preferred Stock			Stockholders’ Equity
	Class A Redeemable Preferred Stock	Class A-1 Redeemable Preferred Stock	Notes Receivable	Class A Common Stock		Class B-1 Convertible Preferred Stock		Class C Convertible Preferred Stock		Class C-1 Convertible Preferred Stock		Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total Stockholders’ Equity	Comprehensive Income (Loss)
				Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance at January 31, 2001	$24,549	$16,736	$(365)	186,325	$—	197,330	$2	—	$—	—	$—	$1,926	$(20,319)	$3	$18,388
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	(3,478)	—		$(3,478)
Foreign currency translation, net of taxes	—	—	—	—	—	—	—	—	—	—	—	—	—	(625)		(625)
SFAS No. 133 cumulative effect of change in accounting principle, net of taxes	—	—	—	—	—	—	—	—	—	—	—	—	—	(1,070)		(1,070)
Change in fair value of interest rate swaps, net of taxes	—	—	—	—	—	—	—	—	—	—	—	—	—	(1,176)		(1,176)

Comprehensive income	—	—	—	—	—	—	—	—	—	—	—	—	—	—		$(6,349)

Issuance of Class B-1 convertible preferred stock	—	—	—	—	—	57,544	1	—	—	—	—	—	—	—
Issuance of Class C convertible preferred stock	—	—	—	—	—	—	—	235,189	17,571	—	—	—	—	—
Issuance of Class C-1 convertible preferred stock	—	—	—	—	—	—	—	—	—	880,399	65,775	—	—	—
Restricted stock	—	—	—	—	—	—	—	—	—	—	—	(450)	—	—
Forfeitures	—	—	—	—	—	—	—	—	—	(669)	(50)	—	—	—
Payment of note receivable	—	—	31	—	—	—	—	—	—	—	—	—	—	—
Issuance of options to purchase Class A-1 redeemable preferred stock	—	—	—	—	—	—	—	—	—	—	—	1,048	—	—
Issuance of warrants	—	—	—	—	—	—	—	—	—	—	—	4,648	—	—
Redeemable preferred stock dividends	1,765	1,254	—	—	—	—	—	—	—	—	—	(3,019)	—	—

Balance at January 31, 2002	26,314	17,990	(334)	186,325	—	254,874	3	235,189	17,571	879,730	65,725	4,153	(23,797)	(2,868)	60,787
Net income	—	—	—	—	—	—	—	—	—	—	—	—	8,152	—		$8,152
Foreign currency translation, net of taxes	—	—	—	—	—	—	—	—	—	—	—	—	—	206		206
Change in fair value of interest rate swaps, net of taxes	—	—	—	—	—	—	—	—	—	—	—	—	—	744		744

Comprehensive income	—	—	—	—	—	—	—	—	—	—	—	—	—	—		$9,102

Exercise of stock options	—	—	—	20	—	—	—	—	—	—	—	—	—	—
Issuance of Class B-1 convertible preferred stock	—	—	—	—	—	15,000	—	—	—	—	—	—	—	—
Restricted stock	—	—	—	—	—	—	—	—	—	—	—	151	—	—
Forfeitures	—	—	—	—	—	—	—	—	—	(2,008)	(151)	—	—	—
Payment of note receivable	—	—	11	—	—	—	—	—	—	—	—	—	—	—
Exercise of options to purchase Class A-1 redeemable preferred stock	—	185	—	—	—	—	—	—	—	—	—	(183)	—	—
Payment of deferred compensation	—	—	—	—	—	—	—	—	—	—	—	(108)	—	—
Issuance of warrants	—	—	—	—	—	—	—	—	—	—	—	1,684	—	—
Redeemable preferred stock dividends	1,765	1,287	—	—	—	—	—	—	—	—	—	(3,052)	—	—

TRANSCORE HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN REDEEMABLE PREFERRED STOCK

AND STOCKHOLDERS’ EQUITY—(Continued)

(In thousands, Except Share Data)

	Redeemable Preferred Stock			Stockholders’ Equity
	Class A Redeemable Preferred Stock	Class A-1 Redeemable Preferred Stock	Notes Receivable	Class A Common Stock		Class B-1 Convertible Preferred Stock		Class C Convertible Preferred Stock		Class C-1 Convertible Preferred Stock		Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total Stockholders’ Equity	Comprehensive Income (Loss)
				Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance at January 31, 2003	28,079	19,462	(323)	186,345	—	269,874	3	235,189	17,571	877,722	65,574	2,645	(15,645)	(1,918)	68,230
Net income	—	—	—	—	—	—	—	—	—	—	—	—	481	—		$481
Foreign currency translation, net of taxes	—	—	—	—	—	—	—	—	—	—	—	—	—	1,874		1,874
Change in fair value of interest rate swaps, net of taxes	—	—	—	—	—	—	—	—	—	—	—	—	—	1,449		1,449

Comprehensive income	—	—	—	—	—	—	—	—	—	—	—	—	—	—		$3,804

Exercise of stock options	—	—	—	1,404	—	—	—	—	—	—	—	46	—	—
Issuance of Class B-1 convertible preferred stock	—	—	—	—	—	130,126	1	—	—	—	—	—	—	—
Settlement of warrants and stock related to subordinated debt	—	(2)	—	—	—	—	—	—	—	(437)	(32)	(145)	(963)	—
Payment of note receivable	—	—	9	—	—	—	—	—	—	—	—	—	—	—
Exercise of options to purchase Class A-1 redeemable preferred stock	—	251	—	—	—	—	—	—	—	—	—	—	—	—
Payment of deferred compensation	—	—	—	—	—	—	—	—	—	—	—	(287)	—	—
Redeemable preferred stock dividends	1,765	1,313	—	—	—	—	—	—	—	—	—	(1,479)	—	—

Balance at January 31, 2004	$29,844	$21,024	$(314)	187,749	$—	400,000	$4	235,189	$17,571	877,285	$65,542	$780	$(16,127)	$1,405	$69,175

See accompanying notes.

TRANSCORE HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended January 31,
	2002	2003	2004
Operating activities
Net (loss) income	$(3,478)	$8,152	$481
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Loss from discontinued operations, net of taxes	12,199	—	—
Loss on disposal of discontinued operations, net of taxes	5,084	1,778	3,134
Depreciation	7,279	7,499	11,770
Amortization	17,071	9,410	9,672
Equity in earnings of affiliates	(939)	(846)	(912)
Noncash interest expense	3,876	1,901	8,264
Deferred income taxes	(3,955)	1,132	(3,511)
Loss on sale of assets	71	385	266
Changes in operating assets and liabilities, net of effects from acquisition of businesses:
Accounts receivable	1,606	2,435	(13,001)
Inventories	(1,015)	8,512	524
Prepaid expenses and other assets	2,025	(947)	1,004
Costs and estimated earnings in excess of billings on uncompleted contracts	(4,809)	2,071	2,544
Accounts payable and accrued expenses	(6,523)	(6,038)	1,650
Retention and stock appreciation rights plans liability	1,745	1,471	1,015
Billings in excess of costs and estimated earnings on uncompleted contracts	(4,657)	9	(1,960)
Recoverable income taxes	(4,869)	6,755	—

Net cash provided by operating activities of continuing operations	20,711	43,679	20,940

Investing activities
Purchases of property and equipment, net	(7,941)	(5,210)	(5,032)
Purchases of equipment held for lease	—	(7,543)	(5,437)
Internally developed software costs	(3,410)	(1,873)	—
Deferred purchase price and noncompete payments	—	(2,602)	(843)
Acquisition of businesses, net of cash acquired	(150,738)	—	(2,217)
Dividends from affiliates	1,313	535	639

Net cash used in investing activities	(160,776)	(16,693)	(12,890)

Financing activities
Proceeds from issuance of preferred stock	$59,997	$—	$—
Proceeds from term loan borrowings	61,500	125,000	85,000
Proceeds from subordinated notes	44,500	—	—
Payment of debt issuance costs	(3,928)	(3,521)	(768)
Payments on capital lease obligations	(1,510)	(1,994)	(1,873)
Payments on term loan borrowings	(10,625)	(106,875)	(6,777)
Payment of subordinated notes	—	—	(85,177)
Settlement of warrants and stock related to subordinated notes	—	—	(1,142)
Net change in borrowings under revolving credit facility	—	(31,900)	2,950
Other financing activities	(1,007)	(588)	(501)

Net cash provided by (used in) financing activities	148,927	(19,878)	(8,288)

Effect of exchange rate changes on cash and cash equivalents	(56)	29	122
Cash used in discontinued operations	(8,106)	(3,301)	(4,999)

Net increase (decrease) in cash and cash equivalents	700	3,836	(5,115)
Cash and cash equivalents at beginning of fiscal year	1,475	2,175	6,011

Cash and cash equivalents at end of fiscal year	$2,175	$6,011	$896

Supplemental cash flow information
Cash paid for interest	$19,682	$18,721	$24,435
Cash paid for income taxes	$4,563	$6,773	$4,771
Cash received for income tax refund	$—	$7,308	$358
Assets acquired under capital lease obligations	$—	$1,449	$2,029

See accompanying notes.

TRANSCORE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

January 31, 2004

1.    Organization and Accounting Policies

Business Description

TransCore Holdings, Inc. (THI or the Company) was incorporated on September 3, 1999. The Company provides a broad range of software, services and products to operators and users of surface transportation infrastructure. The Company also provides freight matching, asset tracking and monitoring services, logistics and operations management software, and outsourced business processing to brokers, truckers and shippers. At January 31, 2004, the Company operated primarily in the United States and Canada.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries. The equity method of accounting is used for investments in which the Company has the ability to exercise significant influence or holds a 20%-50% ownership. All material intercompany transactions have been eliminated in consolidation.

Cash and Cash Equivalents

The Company considers investments with an original maturity of three months or less when purchased to be cash equivalents. Cash equivalents are stated at cost, which approximates market value.

Segments

The Company has two reportable business segments: Infastructure-Based services and Mobile Asset-Based services. See Note 19.

Revenue and Cost Recognition

Services

Services revenue includes subscription and transaction fees. Customers subscribe to the services for a prescribed period of time and also may pay a fee for each transaction they conduct using the service. Subscription revenue is recorded over the subscription period in accordance with EITF 00-3 and transaction fees are recorded in the period in which the transaction occurs.

The Company also derives revenue from maintenance contracts and equipment leases. Revenue from maintenance contracts are recognized on a straight-line basis over the term of the respective contracts and are included in service revenue. Revenue from equipment leases are recognized on a straight-line basis over the term of the lease and are included in services revenue. Amounts billed but not recognized as revenue under certain types of contracts are deferred in the accompanying consolidated balance sheets.

Projects

The Company generates revenue from contract services, recorded as project revenue, performed for state and local government agencies and commercial customers under a variety of contracts, some of which provide for reimbursement of cost plus fees and others that are fixed-price contracts. Generally, revenue and fees

TRANSCORE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

January 31, 2004

on these contracts are recognized as services are performed, using the percentage-of-completion method of accounting, primarily based on contract costs incurred to date compared with total estimated costs at completion, in accordance with ARB No. 45, using the relevant guidance in SOP 81-1.

The asset, “costs and estimated earnings in excess of billings on uncompleted contracts,” represents revenue recognized in excess of amounts billed on in-progress contracts. The liability, “billings in excess of costs and estimated earnings on uncompleted contracts,” represents billings in excess of revenue recognized on in-progress contracts.

The Company provides for anticipated losses on contracts by a charge to income during the period in which the losses are first identified. Unbilled receivables are stated at estimated realizable value. Contract costs on some state and local government contracts, including indirect costs, are subject to audit and adjustment by negotiations between the Company and government representatives. Revenue on these contracts have been recorded in amounts that are expected to be realized upon final settlement. Significant changes in estimates and contract terms affecting the results of operations are recorded and recognized in the period in which the revisions are determined.

Products

Revenue from the sale of manufactured products are recorded when the title passes to the customer and are included in product sales. The Company records shipping and handling costs in costs of revenue.

During fiscal year 2002, revenue from governmental and nongovernmental business units accounted for 75% and 25% of consolidated revenue, respectively. During fiscal year 2003, revenue from governmental and nongovernmental business units accounted for 73% and 27% of consolidated revenue, respectively. During fiscal year 2004, revenue from governmental and nongovernmental business units accounted for 74% and 26% of consolidated revenue, respectively.

Accounts Receivable

Accounts receivable are reported net of an allowance for doubtful accounts. The allowance represents management’s estimate of the amount of receivables that will not be collected. Accounts receivable are considered to be past due based on how payments are received compared to the customer’s credit terms. Accounts are written off when management determines the account will not be collected. Finance charges are not assessed on past due accounts.

Inventories

Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

TRANSCORE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

January 31, 2004

Property, Buildings and Equipment

Property, buildings and equipment are stated on the basis of cost. Depreciation and amortization is computed using the straight-line method over the estimated useful lives of owned assets and over the lease term for assets acquired under capital leases. The estimated useful lives of the various assets are as follows:

Buildings	20 years
Leasehold improvements	Lesser of remaining life of lease or 20 years
Computer and office equipment	1-8 years
Furniture and fixtures	3-9 years
Machinery and equipment	5-10 years

Expenditures for maintenance and repairs are charged to expense when incurred.

Warranties

Substantially all of the Company’s products are generally warranted for a period of up to one year. As revenue is recognized, the Company accrues for the estimated warranty cost. The warranty estimates are based primarily on historical claims experience.

Research and Development

Research and development costs are charged to expense as incurred. Total expenditures on research and development amounted to $8,930,000, $5,520,000, and $7,331,000 for the fiscal years ended January 31, 2002, 2003, and 2004, respectively, and are included in selling, general, and administrative expenses.

Long-Lived Assets

Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for Impairment or Disposal of Long-Lived Assets, requires that companies consider whether indicators of impairment of long-lived assets held for use are present. If such indicators are present, companies determine whether the sum of the estimated undiscounted future cash flows attributable to such assets is less than their carrying amount, and if so, recognize an impairment loss based on the excess of the carrying amount of the assets over their fair value.

Software Development Costs

The Company incurs costs related to the development of software for its internal use.

In accordance with the AICPA SOP 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use, certain external direct costs of materials and services, internal payroll related costs and other qualifying costs incurred in connection with developing or obtaining internal use software are capitalized.

These costs are capitalized and amortized using the straight-line method over the estimated useful life of three years. Accumulated amortization of software development costs amounted to $1,273,000 and $3,031,000 as of January 31, 2003 and 2004, respectively.

TRANSCORE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

January 31, 2004

Goodwill and Other Intangible Assets

Goodwill represents the excess purchase cost over the fair value of net assets acquired. SFAS No. 141, Business Combinations, which addresses financial accounting and reporting for business combinations, requires the use of the purchase method of accounting for business combinations initiated after June 30, 2001 and prohibits the use of the pooling-of-interests method. SFAS No. 141 also includes guidance on the initial recognition and measurement of goodwill and other intangible assets.

On February 1, 2002, the Company adopted SFAS No. 142, Goodwill and Other Intangible Assets, which prohibits the amortization of goodwill and intangible assets with indefinite useful lives and requires that these assets be tested for impairment. Goodwill and indefinite long-lived intangible assets are evaluated for potential impairment annually by comparing the fair value of a reporting unit to its carrying value, including goodwill recorded by the reporting unit. If the carrying value exceeds the fair value, impairment is measured by comparing the derived fair value of goodwill to its carrying value and any impairment determined is recorded in the current period. Intangible assets with finite lives are amortized over their useful lives. The Statement required completion of a transitional impairment test in the fiscal year of adoption. This transitional impairment test resulted in no impairment charge. In accordance with the Statement, the Company did not amortize goodwill or indefinite lived trademarks associated with acquisitions completed subsequent to June 30, 2001.

The following table reconciles the results of operations for the fiscal year ended January 31, 2002 as if SFAS No. 142 had been adopted as of February 1, 2001 (in thousands, except per share data):

Reported net loss	$(3,478)
Add back amortization of goodwill and indefinite-lived intangibles, net of tax	6,262

Adjusted net income	2,784
Convertible and redeemable preferred stock dividends	(9,978)

Adjusted net loss available to common stockholders	$(7,194)

Net loss per share:
Basic	$(38.61)
Diluted	$(38.61)

The Company completed the annual impairment tests as of October 31, 2002 and 2003 and determined there was no impairment of goodwill or indefinite long-lived intangible assets.

The cost of other acquired intangible assets, including subscriber lists, freight exchange network and patents, is amortized on a straight-line basis over the estimated lives of five to 20 years. Amortization of intangibles amounted to $16,628,000, $8,710,000 and $7,879,000 for the fiscal years ended January 31, 2002, 2003, and 2004, respectively. The estimated aggregate amortization expense for each of the five succeeding fiscal years ending January 31 is as follows: $7,422,000 in 2005; $6,873,000 in 2006; $6,873,000 in 2007; $6,873,000 in 2008; and $891,000 in 2009.

In accordance with SFAS No. 142, the Company has identified intangible assets that do not meet the criteria for recognition apart from goodwill. Accordingly, upon adoption of SFAS No. 142, the Company reclassified the unamortized balance of $18,617,000 related to an assembled workforce and customer base to the Company’s goodwill balance.

TRANSCORE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

January 31, 2004

Debt Issuance Costs

Debt issuance costs are amortized on a straight-line basis over the term of the debt, which approximates the effective interest method, and are included in other assets. Accumulated amortization of debt issuance costs amounted to $1,633,000 and $2,171,000 as of January 31, 2003 and 2004, respectively.

Stock Options

In December 2002, the Financial Accounting Standards Board (FASB) issued SFAS No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure. SFAS No. 148 amends SFAS No. 123, Accounting for Stock-Based Compensation, to provide alternative methods for a voluntary transition to the fair-value method of accounting for stock-based employee compensation. SFAS No. 148 also amends the disclosure provisions of SFAS No. 123 to require disclosure in the summary of significant accounting policies of the effects of an entity’s accounting policy with respect to stock-based employee compensation on reported net income. The adoption of the standard was effective for fiscal years beginning after December 15, 2002. Rather than adopt the fair-value method of accounting for stock-based compensation, the Company chose to continue accounting for such items using the intrinsic value method.

The Company’s stock-based compensation plan is more fully described in Note 18. The Company uses the accounting method under Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations of this plan. Under APB Opinion No. 25, generally, when the exercise price of the Company’s stock options equals the fair market value of the underlying stock on the date of the grant, no compensation expense is recognized. The following table illustrates the effect of net income if the Company had applied the fair value recognition provisions of SFAS No. 123 to its stock-related compensation. For purposes of pro forma disclosures, the estimated fair value of the stock options is amortized to expense over their vesting periods.

	Fiscal Year Ended January 31
	2002	2003	2004
	(In thousands, except per share data)
Net loss available to common stockholders, as reported	$(13,456)	$(2,254)	$(8,350)
Stock-based employee compensation cost, net of tax, that would have been included in the determination of net income if the fair value based method had been applied to all awards	(41)	(118)	(248)

Net loss available to common stockholders, pro forma	$(13,497)	$(2,372)	$(8,598)

Basic net loss per common share, pro forma	$(72.44)	$(12.73)	$(45.92)

Diluted net loss per common share, pro forma	$(72.44)	$(12.73)	$(45.92)

TRANSCORE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

January 31, 2004

Pro forma information regarding net income required by SFAS No. 123 has been determined as if the Company had accounted for its employee stock options under the fair value method of SFAS No. 123. The fair value of the options granted was estimated at the date of grant using the Black-Scholes option-pricing model with the following assumptions:

	January 31
	2002	2003	2004
Dividend yield	0%	0%	0%
Weighted average risk-free interest rate	3.9%	3.0%	3.4%
Expected life	3 years	3 years	3 years

As permitted under the provisions of SFAS No. 123 and based on the historical lack of a public market for the Company’s options, no factor for volatility has been reflected in the option-pricing calculation.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to reverse.

Derivatives

The Company has entered into certain interest rate swap agreements to limit its exposure to changes in interest rates on outstanding debt. The Company does not hold or issue derivative financial instruments for trading or speculative purposes. SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended, establishes accounting and reporting standards for derivative instruments and hedging activities. The Company recognizes all derivatives as either assets or liabilities in the accompanying consolidated balance sheets and measures those instruments at fair value. Changes in the fair value of those instruments are reported in earnings or other comprehensive income depending on the use of the derivative and whether it qualifies for hedge accounting. The accounting for gains and losses associated with changes in the fair value of the derivative and the effect on the consolidated financial statements depends on its hedge designation and whether the hedge is highly effective in achieving offsetting changes in the fair value of cash flows of the asset or liability hedged. Any deferred gains or losses associated with derivative instruments, which on infrequent occasions may be terminated prior to maturity, are recognized in income in the period in which the underlying hedged transaction is recognized. In the event a designated hedged item is sold, extinguished, or matures prior to the termination of the related derivative instrument, such instrument would be closed and the resulting gain or loss would be recognized in income.

All derivatives held by the Company are designated as cash flow hedges. In accordance with SFAS No. 133, the hedges are considered perfectly effective against changes in the fair value of the underlying debt and as a result, there is no need to periodically reassess the effectiveness during the term of the hedge. The Company has entered into interest rate swap agreements to reduce the impact of changes in interest rates on its variable rate long-term debt. Cash flows related to these interest rate swap agreements are included in interest expense over the terms of the agreements. See Note 22 for further disclosure on derivatives.

TRANSCORE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

January 31, 2004

The fair market values of the interest rate swap agreements, which were obtained from broker quotes, are included on the consolidated balance sheets as of January 31, 2003 and 2004, and the changes in fair market value are reflected in other comprehensive income (loss).

Foreign Currency Translation

Results of foreign operations are translated into U.S. dollars using average exchange rates during the period, while assets and liabilities are translated into U.S. dollars using exchange rates in effect at the balance sheet date. The resulting translation adjustments are recorded in other comprehensive income.

Comprehensive Income (Loss)

Comprehensive income (loss) is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources.

The components of and changes in accumulated other comprehensive income (loss) are as follows:

	Beginning Balance	Cumulative Effect of Accounting Change		Before-Tax Amount	Tax Benefit (Expense)	Net-of-Tax Amount	Ending Balance
	(In thousands)
January 31, 2002
Currency translation adjustment	$3	$—		$(945)	$320	$(625)	$(622)
Loss on derivative financial instruments	—	(1,070	)(1)	(1,780)	604	(1,176)	(2,246)

	$3	$(1,070)		$(2,725)	$924	$(1,801)	$(2,868)

January 31, 2003
Currency translation adjustment	$(622)	$—		$312	$(106)	$206	$(416)
Gain (loss) on derivative financial instruments	(2,246)	—		1,127	(383)	744	(1,502)

	$(2,868)	$—		$1,439	$(489)	$950	$(1,918)

January 31, 2004
Currency translation adjustment	$(416)	$—		$2,840	$(966)	$1,874	$1,458
Gain (loss) on derivative financial instruments	(1,502)			2,195	(746)	1,449	(53)

	$(1,918)	$—		$5,035	$(1,712)	$3,323	$1,405

(1)	Net of taxes of $553

Earnings Per Share

Basic earnings per common share (EPS) are computed by dividing net earnings available to common stockholders by the weighted average number of common shares outstanding for the period. Redeemable preferred stock dividends prior to August 1, 2003 and convertible preferred stock dividends are recorded as a reduction of income applicable to common stockholders. Diluted EPS reflects the potential dilution that would occur if securities or other contracts to issue common stock were exercised or converted into common stock.

TRANSCORE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

January 31, 2004

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual future results may differ from such estimates.

Reclassifications

Certain amounts for the years ended January 31, 2002 and 2003 in the accompanying consolidated financial statements have been reclassified to conform to the 2004 presentation.

Recent Accounting Pronouncements

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. This statement establishes standards for accounting for financial instruments with characteristics of liabilities, equity or both. It requires the issuer to classify as a liability a mandatorily redeemable financial instrument that embodies an unconditional obligation requiring the issuer to redeem it by transferring its assets at a specified or determinable date or upon an event that is certain to occur. In addition, it provides guidance on the accounting for costs incurred to issue a financial instrument that has liability or equity characteristics and on the accounting for repayments and conversions of convertible debt. This statement is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. Prior to the adoption of this statement, the Company classified mandatorily redeemable preferred stock, described more fully in Note 13, as mezzanine equity under the provisions of the Emerging Issues Task Force (“EITF”) Topic No. D-98, Classification and Measurement of Redeemable Securities. Adoption of SFAS No. 150 on August 1, 2003 resulted in a reclassification of $49,269,000 from mezzanine equity to liabilities to reflect the fair value of the Company’s mandatorily redeemable preferred stock as of August 1, 2003. Additionally, beginning August, 2003 the Company began to reflect interest and dividends related to the mandatorily redeemable preferred stock as “interest expense” in the consolidated statement of income. In accordance with SFAS No. 150, prior periods were not restated for the effect of adoption. Prior to August 1, 2003, interest and dividends related to the mandatorily redeemable preferred stock were included below net income in the consolidated statements of income to arrive at income available for common stockholders.

In January 2003, the FASB issued Financial Interpretation (FIN) 46, Consolidation of Variable Interest Entities, and Interpretation of ARB No. 51. This Interpretation addresses consolidation by business enterprises of certain variable interest entities. This Interpretation applies immediately to variable interest entities created after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest after that date. It applies to the Company in the first fiscal period ending after March 15, 2004, to variable interest entities in which the Company holds a variable interest that it acquired before February 1, 2003. The Company has not determined the impact of this pronouncement, but does not believe it will have a material effect on its financial position and results of operations.

2.    Acquisitions

Effective February 1, 2001, the Company acquired DAT Services, Inc. (DAT) and its subsidiary, EuroDAT. DAT and EuroDAT are in the business of providing freight matching services to brokers, truckers and shippers in the United States and Europe. DAT’s name was subsequently changed to TransCore Commercial Services (TCS).

TRANSCORE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

January 31, 2004

Upon the acquisition of DAT and EuroDAT, the Company committed to and has since completed an exit plan for the EuroDAT operations.

On July 20, 2001, the Company acquired Link Logistics, Ltd. (Link) of Ontario, Canada. Link provides freight matching services to brokers, truckers and shippers in Canada. Link and TCS products are connected to assist cross-border truckers.

On July 23, 2001, the Company acquired DM Computers and Keynet (Keypoint). Keypoint was fully merged into TCS at the acquisition date. Keypoint provides small trucking companies with an information systems product to operate and manage their business. The hardware/software product is installed at the trucking company, with upgrades and maintenance provided by Keypoint. Keypoint’s revenue comes from both the initial product sale and annual maintenance support.

Information with respect to businesses acquired in purchase transactions during the fiscal year ended January 31, 2002 is as follows (in thousands):

Cash paid including acquisition costs (net of cash acquired)	$150,738
Deferred purchase price	4,055
Fair value of preferred stock and warrants issued	22,849

177,642
Liabilities assumed at fair value	10,349

187,991
Fair value of tangible assets acquired, principally accounts receivable and property and equipment	(10,354)
Customer base	(21,900)
Freight matching network	(21,400)
Trademarks	(3,700)
Assembled workforce	(1,900)

Cost in excess of fair value of net assets acquired (goodwill)	$128,737

All acquisitions were accounted for using the purchase method. The deferred purchase price represents additional consideration earned by and due to the sellers in accordance with a certain purchase agreement at January 31, 2002. Cash totaling $1,845,000 was paid to the sellers in fiscal year 2003.

The operating results of the acquired companies have been included in the accompanying consolidated statements of operations from the respective dates of acquisition.

3.    Discontinued Operations

On January 29, 2002, the Company decided to discontinue the fuel services division of Viastar Services, a wholly owned subsidiary. The consolidated financial statements for all periods present the fuel services division as a discontinued operation.

In connection with the discontinuation of the fuel services business, the Company incurred one-time charges in the fiscal year ended January 31, 2002 of $5,084,000, net of income tax benefits of $2,620,000, related to the write off of the fuel services assets, including fixed assets, accounts receivable and an accrual for estimated losses during the phase-out period. The remaining fuel services segment was discontinued on April 15, 2002.

TRANSCORE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

January 31, 2004

A portion of the Company’s interest expense was allocated to the fuel services segment during fiscal year 2002 based on the debt balance attributable to that operation. Interest expense allocated to the discontinued fuel services segment totaled $4,206,000 in fiscal 2002. Taxes have been allocated using the same overall rate incurred by the Company in each of the fiscal years presented.

During the fiscal year ended January 31, 2003, the Company incurred $2,694,000 of pretax loss from the discontinued operation, mainly as a result of additional write offs of uncollectible accounts receivable and legal expenses, including $1,000,000 of legal expenses accrued for as of January 31, 2003.

During the fiscal year ended January 31, 2004, the Company incurred $4,749,000 of pretax loss from the discontinued operation, mainly as a result of additional legal expenses including $750,000 of legal expenses accrued for as of January 31, 2004 (see Note 20).

Total revenue and net losses from the discontinued fuel segment are as follows:

	Year Ended January 31
	2002	2003	2004
	(In thousands, except per share data)
Total revenue	$2,646	$—	$—

Pretax loss from discontinued operations	$(10,050)	$(2,694)	$(4,749)
Pretax loss on disposal of segment	(7,704)	—	—
Income tax benefit	471	916	1,615

Net losses from discontinued operations	$(17,283)	$(1,778)	$(3,134)

Basic and diluted net loss per common share	$(92.75)	$(9.54)	$(16.74)

4.    Related Party Transactions

KRG Capital Partners, LLC, a stockholder, provides certain management services to the Company. Fees incurred for each of the fiscal years ended January 31, 2002, 2003, and 2004 related to these management services was $399,000, $400,000, and $400,000 respectively.

5.    Inventories

Inventories consist of the following:

	January 31
	2003	2004
	(In thousands)
Raw materials	$5,962	$4,621
Work-in-progress	6,381	6,405
Finished goods	3,503	4,296

	$15,846	$15,322

Inventory reserves for obsolescence were $1,566 and $1,630 at January 31, 2003 and 2004, respectively.

TRANSCORE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

January 31, 2004

6.    Costs and Estimated Earnings of Uncompleted Contracts

Costs and estimated earnings of uncompleted contracts consist of:

	January 31
	2003	2004
	(In thousands)
Costs and estimated earnings on uncompleted contracts	$400,266	$583,741
Less billings to date	(385,009)	(569,068)

	$15,257	$14,673

Costs and estimated earnings of uncompleted contracts are included in the accompanying consolidated balance sheets under the following captions:

	January 31
	2003	2004
	(In thousands)
Costs and estimated earnings in excess of billings on uncompleted contracts	$23,310	$20,766
Billings in excess of costs and estimated earnings on uncompleted contracts	(8,053)	(6,093)

	$15,257	$14,673

Included in accounts receivable are retainages related to uncompleted contracts in the amount of $5,178,000 and $5,642,000 at January 31, 2003 and 2004, respectively. The collection of retainages generally coincides with the final acceptance of the project.

7.    Property, Buildings and Equipment

Property, buildings and equipment consists of the following:

	January 31
	2003	2004
	(In thousands)
Land	$69	$69
Buildings and Leasehold improvements	3,519	4,505
Machinery and equipment	33,162	35,709
Office furniture and equipment	3,276	3,534

	40,026	43,817
Less accumulated depreciation	(14,304)	(16,540)

	$25,722	$27,277

TRANSCORE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

January 31, 2004

8.    Intangible Assets

The changes in the carrying amounts of goodwill for the years ended January 31, 2003 and 2004 were as follows (in thousands):

	Fiscal Year Ended January 31
	2003			2004
	Infrastructure -Based	Mobile Asset -Based	Total	Infrastructure -Based	Mobile Asset -Based	Total
Balance at beginning of year	$81,201	$122,740	$203,941	$81,201	$123,349	$204,550
Foreign currency translation gain	—	609	609	—	2,985	2,985

Balance at end of year	$81,201	$123,349	$204,550	$81,201	$126,334	$207,535

Intellectual property and other intangibles were as follows:

	January 31
	2003	2004
	(In thousands)
Intangible assets subject to amortization:
Subscriber list	$21,900	$21,900
Freight exchange network	21,400	21,400
Patents	10,855	10,855
Non-compete agreements	3,310	3,439

	57,465	57,594
Accumulated amortization:
Subscriber list	(6,257)	(9,386)
Freight exchange network	(7,133)	(9,987)
Patents	(2,388)	(3,279)
Non-compete agreements	(2,179)	(3,093)

	(17,957)	(25,745)

Net intangibles assets subject to amortization	39,508	31,849
Trademarks not subject to amortization (indefinite lived)	5,877	5,877

	$45,385	$37,726

9.    Investments in Equity Affiliates

At January 31, 2003 and 2004, the Company’s investments consist of a 19% investment in TransCore Australia Pty Ltd (Australia) and a 30% investment in Autopass (Hong Kong). Equity in earnings of affiliates during the years ended January 31, 2002, 2003, and 2004 was $939,000, $846,000, and $912,000, respectively, and is included in other income in the consolidated statements of operations. Dividends received during the fiscal years ended January 31, 2002, 2003, and 2004 were $1,313,000, $535,000, and $639,000, respectively.

TRANSCORE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

January 31, 2004

10.    Other Assets

Other long-term assets consist of the following:

	January 31
	2003	2004
	(In thousands)
Debt issuance costs, net	$6,576	$4,373
Software development costs, net	4,970	3,213
Acquisition-related payments	—	1,967
Investments in affiliates	1,306	1,579
Other	1,203	1,918

	$14,055	$13,050

11.    Accrued Expenses

Accrued expenses consist of the following:

	January 31
	2003	2004
	(In thousands)
Payroll and benefits	$10,001	$13,655
Interest rate swap	2,185	81
Reserve for contract losses	1,608	1,306
Other	6,104	4,104

	$19,898	$19,146

12.    Long-Term Debt and Capital Lease Obligations

The Company’s long-term debt is summarized as follows:

	January 31
	2003	2004
	(In thousands)
Term loan, variable interest rate (5.1% to 6.8% as of January 31, 2003; 4.4% to 5.8% as of January 31, 2004), due through January 5, 2008	$125,000	$118,436
Term loan, variable interest rate (4.4% to 5.8% as of January 31, 2004), due through January 5, 2008	—	84,787
Revolving loans, variable interest rate (5.4% to 6.8% as of January 31, 2004), due October 1, 2006	—	2,950
Senior subordinated notes, 13% and 14%	59,858	—
Junior subordinated notes, 15.5%	19,834	—
Junior subordinated notes, 7%	1,789	—
Capital lease and other obligations	2,862	3,017

	209,343	209,190
Less current portion	(8,056)	(3,670)

	$201,287	$205,520

TRANSCORE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

January 31, 2004

On October 18, 2002, the Company entered into a $175,000,000 senior secured credit facility consisting of a $125,000,000 term loan and a revolving credit facility that provides for borrowing up to $50,000,000. Annual fees are 0.5% on the unused portion of the revolving credit facility. Borrowings under the agreement bear interest at rates based on a bank rate or the LIBOR rate plus applicable margins based on financial covenant ratio tests. The credit facility is collateralized by substantially all of the Company’s assets.

On January 5, 2004, the Company entered into an amended term loan agreement for an additional $85,000,000 senior secured credit facility. The term loans and revolving credit facility are collectively referred to as the “credit facility”. With the proceeds of this debt, the Company paid off the Senior and Junior subordinated notes. As a result of the payment of the subordinated notes the Company incurred $7,492,000 of prepayment penalties. These prepayment penalties and $3,634,000 of unaccreted discount on the subordinated debt and unamortized deferred financing fees were charged to loss on extinguishment.

The amended term loan agreement allows for the issuance of up to $50,000,000 in letters of credit. Letters of credit reduce the capacity under the revolving credit facility and bear interest at 3.25%. The Company had letters of credit outstanding totaling $2,655,000 and $16,702,000 at January 31, 2003 and 2004, respectively.

The term loans amortize quarterly over a four-year period ($525,000 per quarter) with a final payment due on January 5, 2008. Additional principal payments may be due on the term loans based on excess cash flow of the Company. On an annual basis, the Company is required to pay an amount equal to 50% of the excess cash flow for each year for the term of the debt. An excess cash flow payment of $5,002,000 was paid for year ended January 31, 2003. The excess cash flow payment for fiscal year ended 2004 is waived per the amended debt agreement.

The credit facility contains covenants with respect to the reporting of financial results, as well as the maintenance of certain financial ratios, tangible net worth, and net adjusted cash flow. There are also covenants restricting the Company’s capital expenditures, operating leases, and declarations and payments of dividends.

Capital lease obligations relate to vehicles used in operations and sales. Capitalized lease assets amounted to $4,132,000 and $4,563,000 at January 31, 2003 and 2004, respectively. Total accumulated amortization amounted to $1,317,000 and $1,583,000 at January 31, 2003 and 2004, respectively. Total amortization expense for capitalized leases was $1,486,000, $1,687,000 and $1,775,000 for the fiscal years ended January 31, 2002, 2003, and 2004, respectively, and is included in cost of project revenue in the consolidated statements of operations. Interest paid relating to these capital leases was $306,000, $218,000, and $169,000 for the fiscal years ended January 31, 2002, 2003, and 2004, respectively.

Aggregate annual maturities of long-term debt and capital lease obligations (less amounts representing interest of $163,000) by fiscal year are as follows (in thousands):

2005	$3,670
2006	2,991
2007	2,594
2008	199,932
2009	3

TRANSCORE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

January 31, 2004

13.    Redeemable Preferred Stock

As discussed in Note 1, effective August 1, 2003, the Company adopted Statement of Financial Accounting Standards No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.

Class A Redeemable Preferred Stock

The Company is authorized to issue 600,000 shares of Class A Voting Redeemable Preferred Stock. There were 502,704 shares issued and outstanding as of January 31, 2003 and 2004, each of which has one vote, accrues a cumulative, noncompounding annual rate of return at a fixed rate of 8% per annum, and is automatically redeemed upon the earlier of September 2, 2009 or a change of ownership or other liquidity event. The Company increases the carrying amount on a quarterly basis for amounts representing dividends not declared or paid, but that are payable under the mandatory redemption features. Increases in the carrying amount of the redeemable preferred stock are effected by charges against additional paid-in capital to the extent available and then against accumulated deficit. Aggregate redemption value at January 31, 2003 and 2004 was $28,079,000 and $29,844,000, respectively. There were no dividends declared or paid for the fiscal years ended January 31, 2002, 2003 and 2004. This stock has an optional redemption clause exercisable by the stockholders in the case of a change in management of the Company and ranks senior to the Common Stock and Class B-1 Convertible Preferred Stock as to dividends, liquidation, and redemption rights.

Class A-1 Redeemable Preferred Stock

The Company is authorized to issue 350,000 shares of Class A-1 Voting Redeemable Preferred Stock. There were 230,473 and 232,712 and shares issued and outstanding as of January 31, 2003 and 2004, respectively. Each share has one vote, accrues a cumulative, noncompounding annual rate of return at a fixed rate of 8% per annum, and is automatically redeemed upon the earlier of September 2, 2009 or a change of ownership or other liquidity event. The Company increases the carrying amount on a quarterly basis for amounts representing dividends not declared or paid, but that are payable under the mandatory redemption features. Increases in the carrying amount of the redeemable preferred stock are effected by charges against additional paid-in capital to the extent available and then against accumulated deficit. Aggregate redemption value at January 31, 2003 and 2004 was $19,462,000 and $21,024,000, respectively. There were no dividends accrued or paid for the fiscal years ended January 31, 2002, 2003 or 2004. This stock has an optional redemption clause exercisable by the stockholders in the case of a change in management of the Company and ranks senior to the Common Stock and Class B-1 Convertible Preferred Stock as to dividend, liquidation, and redemption rights.

14.    Stockholders’ Equity

Class B-1 Convertible Preferred Stock

The Company is authorized to issue 400,000 shares of convertible, nonvoting, Class B-1 Preferred Stock. There were 269,874 and 400,000 shares issued and outstanding of this stock as of January 31, 2003 and 2004, respectively. Shares of this stock automatically convert into shares of Class A Common Stock pursuant to a conversion ratio based upon Company performance and upon a change in ownership or other liquidity event (the measurement date). The per-share conversion ratio ranges from 0% to 100% based upon defined performance or valuation thresholds. If no conversion has occurred as of September 2, 2004, the B-1 stockholders will receive the defined liquidation value of $.01 per share. No compensation expense has been recognized in the accompanying financial statements, as the ratio of conversion is not yet known.

TRANSCORE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

January 31, 2004

The Class B-1 Preferred Stock ranks junior to the Class A Redeemable Preferred Stock, and the Class A-1 Redeemable Preferred Stock, Class C Convertible Preferred Stock, and Class C-1 Convertible Preferred Stock, and senior to the Common Stock.

Class C Convertible Preferred Stock

The Company is authorized to issue 300,000 shares of Class C Voting Convertible, Preferred Stock. There were 235,189 shares issued and outstanding of this stock as of January 31, 2003 and 2004, each of which has one vote, accrues a cumulative, noncompounding annual rate of return at a fixed rate of 12% per annum, and is automatically convertible upon a change of ownership or other liquidity event. Aggregate liquidation value at January 31, 2004 was $23,873,000. There were no dividends accrued or paid for the fiscal years ended January 31, 2003 or 2004.

At the option of the stockholder, this stock may be converted into shares of Class A Common Stock and ranks senior to the Common Stock and Class B-1 Convertible Preferred Stock as to dividend, liquidation, and conversion rights.

Class C-1 Convertible Preferred Stock

The Company is authorized to issue 1,000,000 shares of Class C-1 Voting Convertible Preferred Stock. There were 877,722 and 877,285 shares issued and outstanding as of January 31, 2003 and 2004, respectively. In July 2001, 6,693 shares of Class C-1 Convertible Preferred Stock were issued as restricted stock to the sellers of Keypoint. In accordance with the stock restriction agreement, if target financial results are not met as of the defined measurement dates, the sellers shall forfeit the unvested shares. As of January 31, 2004, 6,693 shares were forfeited.

Each share of Class C-1 Voting Convertible Preferred Stock has one vote, accrues a cumulative, noncompounding annual rate of return at a fixed rate of 8% per annum, and is automatically convertible upon a change of ownership or other liquidity event. Aggregate liquidation value at January 31, 2004 was $80,890,000. There were no dividends accrued or paid for the fiscal years ended January 31, 2003 or 2004.

At the option of the stockholder, this stock may be converted into shares of Class A Common Stock and ranks senior to the Common Stock and Class B-1 Convertible Preferred Stock as to dividend, liquidation, and conversion rights.

During the fiscal year ended January 31, 2003, the Company issued 45,000 options to purchase Class C-1 Convertible Preferred Stock. These options vest over a four year period. There were 45,000 options outstanding at January 31, 2003 and 2004.

Undesignated Preferred Stock

At January 31, 2003 and 2004, the Company has authorized 400,000 shares of undesignated Preferred Stock. As of January 31, 2004, none of these shares were issued.

TRANSCORE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

January 31, 2004

Class A and B Common Stock

The Company is authorized to issue 4,000,000 shares of Class A, Voting Common Stock. There were 186,345 and 187,749 shares issued and outstanding of this stock as of January 31, 2003 and 2004, respectively.

In addition, the Company has authorized 1,000,000 shares of Class B, Nonvoting Common Stock. As of January 31, 2004, none of these shares were issued.

Warrants

The Company has 502,704 warrants outstanding issued in connection with the Class A Redeemable Preferred Stock as of January 31, 2003 and 2004. The warrants are exercisable for one share of Class B Common, or one share of Class A Common upon extinguishment of the Class A Preferred. These warrants are exercisable for a period of ten years at a price of $.01 not to exceed $100 in aggregate per purchaser.

In addition, there are 230,473 and 232,442 warrants outstanding issued in connection with the Class A-1 Redeemable Preferred Stock as of January 31, 2003 and 2004. The warrants are exercisable into one share of Class B Common, or one share of Class A Common upon extinguishment of the Class A-1 Preferred. These warrants are exercisable for a period of ten years at a price of $.01, not to exceed $100 in aggregate per purchaser.

There are 450,292 and 434,203 warrants outstanding issued in connection with the previous outstanding subordinated debt and relating to the Class A Common Stock as of January 31, 2003 and 2004, respectively. On October 16, 2002, the Company issued 46,680 warrants to a related party, in order to support additional bonding capacity.

The fair market value of the warrants as of the date of issuance has been recorded as additional paid-in capital, with a corresponding discount to the related debt, or in the case of the additional bonding capacity, in other assets. These discounts and other assets are accreted or amortized over the life of the loan agreement or bonding arrangement, respectively.

As of January 31, 2003 and 2004, no warrants have been exercised. These warrants are exercisable for a period of ten years at a price of $0.01, not to exceed $100 in aggregate per purchaser. The fair value of the warrants was estimated at the date of grant with the following assumptions:

	January 31,
	2002	2003	2004
Dividend Yield	0%	0%	0%
Weighted average risk—free interest rate	4.41%-4.89%	3.70	3.26%
Expected Life	5 years	5 years	5 years

TRANSCORE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

January 31, 2004

15.    Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets and liabilities are as follows:

	January 31,
	2003	2004
	(In thousands)
Deferred tax assets:
Allowance for doubtful accounts	$584	$573
Nondeductible accruals	2,456	3,094
Nondeductible employee benefit expenses	6,684	7,373
Foreign currency translation	214	—
Derivative financial instruments	774	28
R&D tax credit	1,761	2,441
Foreign tax credit	63	2,833
State tax net operating loss carryforward	2,987	4,202
Federal tax net operating loss carryforward	4,875	8,739

Total deferred tax assets	20,398	29,283
Valuation allowance	(3,938)	(4,923)

Total deferred tax assets	16,460	24,360
Deferred tax liabilities:
Foreign currency translation	—	751
Intangible assets	3,632	8,184
Retainage receivable/payable	1,562	1,756
Contract reserve	93	—
Depreciation	386	328
Other	127	626

Total deferred tax liabilities	5,800	11,645

Net deferred tax assets	$10,660	$12,715

The Company has approximately $13,846,000 and $25,703,000 of unused federal operating loss carryforwards at January 31, 2003 and 2004, respectively, that may be applied against future taxable income and expire through fiscal year 2023. The Company also has approximately $1,761,000 and $2,441,000 of unused federal research and experimentation credits as of January 31, 2003 and 2004, respectively, which may be applied against future federal income tax liability and expire through fiscal year 2023. The Company has recorded a valuation allowance of $3,938,000 and $4,923,000 as of January 31, 2003 and 2004, respectively, which represents a provision for uncertainty as to the realization of certain deferred tax assets including U.S. tax credits and state operating loss carryforwards.

TRANSCORE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

January 31, 2004

Significant components of income tax benefit (expense) from continuing operations are as follows:

	Fiscal Year Ended January 31
	2002	2003	2004
	(In thousands)
Current (expense) benefit:
Federal	$2,153	$(5,526)	$(3,762)
State	(676)	(465)	45
Foreign	(678)	(2,119)	(2,744)

	799	(8,110)	(6,461)
Deferred (expense) benefit:
Federal	3,707	108	4,236
State	118	(1,290)	(559)
Foreign	130	50	(166)

	3,955	(1,132)	3,511

Income tax benefit (expense)	$4,754	$(9,242)	$(2,950)

Income from continuing operations before taxes consists of the following:

	Fiscal Year Ended January 31
	2002	2003	2004
	(In thousands)
United States	$7,542	$16,114	$2,768
Canada	1,509	3,058	3,797

Income from continuing operations before taxes	$9,051	$19,172	$6,565

A reconciliation of income taxes at the statutory rate to the income tax provision is as follows:

	Fiscal Year Ended January 31
	2002	2003	2004
	(In thousands)
United States statutory income tax expense (at 34%)	$3,077	$6,519	$2,232
Increase (decrease) resulting from:
State income taxes, net of federal effect	368	1,158	339
Permanent differences	816	(328)	140
Foreign tax	548	2,069	2,910
Non-deductible interest expense	—	—	544
Worthless stock and bad debt expense	(8,765)	—	—
Valuation allowance	1,400	300	50
Tax credits	(1,800)	39	(3,513)
Other	(398)	(515)	248

	$(4,754)	$9,242	$2,950

TRANSCORE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

January 31, 2004

16.    Leases

As Lessee

The Company has various leases primarily covering real property and vehicles. Total rent expense amounted to $7,824,000, $7,335,000, and $7,963,000 for the fiscal years ended January 31, 2002, 2003, and 2004, respectively.

Future minimum rental commitments on noncancelable operating leases with initial terms greater than one year as of January 31, 2004 are as follows (in thousands):

2005	$9,069
2006	7,266
2007	5,420
2008	4,592
2009	2,281
Thereafter	7,353

$35,981

As Lessor

The Company owns certain toll equipment that is leased to various end users. The net book value of this leased equipment, which is included in machinery and equipment, was $8,064,000 and $9,770,000 at January 31, 2003 and 2004, respectively.

Future rental income under long-term leases is as follows (in thousands):

2005	$8,865
2006	6,537
2007	3,274
2008	2,795
2009	407
Thereafter	—

$21,878

17.    Employee Benefits

Retirement Plan

The Company sponsors a 401(k) plan to which all eligible fulltime employees may contribute up to 50% of their pay up to the maximum allowed by law. The Company matches 50% of these contributions on the first 4% of the employee’s salary contributed to the plan. The amount expensed for the Company match provision was $1,175,000, $1,340,000 and $1,301,000 for the fiscal years ended January 31, 2002, 2003, and 2004, respectively.

TRANSCORE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

January 31, 2004

Deferred Compensation Plan

On January 31, 2000, the Company recorded a $1,000,000 charge related to a deferred compensation plan. Payment of the liability occurred on January 24, 2003.

Retention and Stock Appreciation Rights Plans

The Company has a retention plan in place that allows eligible employees to realize the value of unvested shares of stock and options that they owned in SAIC, the former Company owner. Eligible employees were given the option of electing to receive these benefits under either “Plan A” or “Plan B.” Under Plan A, employees vest in the plan over a three-year period and interest on these benefits accrues at 6%. Payouts occurred annually in three equal annual installments. The final payment was made on September 3, 2002. Under Plan B, certain benefits vested on September 3, 2000. Payout on these benefits with 8% interest per annum will occur within 30 days of September 3, 2004. In addition, included with the Plan B is a Stock Appreciation Rights (SAR) Plan where certain individuals were granted rights to receive cash awards based upon future increases in the market value of the Company’s common stock. The rights vest over a four-year period, have a term of ten years, and become payable upon a change in control event, as defined. The total liability related to the SAR plan is approximately $2,758,000 and $3,083,000 as of January 31, 2003 and 2004, respectively.

The portion of the retention Plan B not related to the SAR plan, including future accrued interest, is due in September 2004, and will be approximately $10,859,000. Benefit expense relating to both plans was approximately $1,982,000, $1,706,000, and $1,015,000 for the fiscal years ended January 31, 2002, 2003, and 2004, respectively.

18.    Stock Options

The Company has a stock incentive plan pursuant to which officers, employees, directors, or certain others who provide significant services to the Company can purchase shares of Common Stock upon exercise of stock options. Stock options are granted to employees at a price equal to the fair value of the stock on the date of grant and become exercisable over four years. Unexercised options lapse ten years after the date of grant. The plan reserves 406,804 shares Class A common stock for the grant of various classes of nonqualified stock options as of January 31, 2004.

TRANSCORE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

January 31, 2004

The table below summarizes stock option activity for the fiscal years ended January 31, 2002, 2003, and 2004:

	Price Per Share	Common Shares	Weighted-Average Exercise Price Per Share
Balance at January 31, 2001	$12.33-$23.58	157,182	$ 16.86
Granted	$31.86	15,302	31.86
Exercised	$12.33	(1,361)	12.33
Canceled	$12.33-$23.58	(12,323)	16.80

Balance at January 31, 2002	$12.33-$31.86	158,800	18.34
Granted	$36.24	254,052	36.24
Exercised	$12.33-$23.58	(320)	16.90
Canceled	$12.33-$36.24	(12,749)	26.40

Balance at January 31, 2003	$12.33-$36.24	399,783	29.48
Granted	$36.46	2,750	36.46
Exercised	$12.33-$23.58	(1,404)	19.28
Canceled	$12.33-$36.24	(33,038)	30.30

Balance at January 31, 2004	$12.33-$36.46	368,091	29.38

Additional information with respect to the outstanding options as of January 31, 2002, 2003, and 2004 is as follows:

	Exercise Prices
	$12.33	$23.58	$31.86	$36.24	$36.46
Number outstanding at January 31, 2002	84,727	59,392	14,681	—	—
Options outstanding weighted-average remaining contractual life	8.26	9.00	9.40	—	—
Number exercisable	17,137	11,878	—	—	—
Number outstanding at January 31, 2003	82,197	55,857	7,576	254,153	—
Options outstanding weighted-average remaining contractual life	7.26	8.00	8.35	9.59	—
Number exercisable	32,975	22,454	2,199	—	—
Number outstanding at January 31, 2004	77,797	51,012	4,690	231,842	2,750
Options outstanding weighted-average remaining contractual life	6.37	7.00	7.28	8.62	9.08
Number exercisable	46,822	30,913	2,119	53,931	—

The Company also has 45,000 Class C-1 Convertible Preferred Stock options outstanding as of January 31, 2003 and 2004. The options were granted to employees at a price equal to the fair value of the stock on the date of grant. 10,000 of the options become exercisable over four years and the remaining 35,000 options were exercisable immediately. 35,000 and 37,000 options were exercisable as of January 31, 2003 and 2004, respectively. These options expire in ten years.

Deferred Option Plan

During the fiscal year ended January 31, 2001, the Company adopted a deferred option plan providing for the grant of options to certain employees to purchase Series A-1 Redeemable Preferred Stock with warrants. In accordance with the Deferred Option Plan, certain employees were given the opportunity to receive the

TRANSCORE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

January 31, 2004

options; however, the employees had to forfeit other deferred compensation they had earned, either through the Company’s Retention Plan or the Bonus Plan. These options are vested and exercisable based on the vesting of other deferred compensation being forfeited. The value of the deferred compensation forfeited, which was previously expensed as earned, was used to determine the number of options each individual was eligible to receive. This transaction was accounted for in accordance with APB Opinion No. 25. Since the fair value of the deferred compensation forfeited by the employees in connection with the grant equaled the intrinsic value of the equity instrument received, no additional compensation expense was recorded.

The table below summarizes deferred option plan activity for the fiscal years ended January 31, 2002, 2003 and 2004:

	Price Per Share	Shares	Weighted-Average Exercise Price Per Share
Balance at January 31, 2001	$17.56	22,766	$ 17.56
Granted	$31.25	11,176	$ 31.25

Balance at January 31, 2002	$17.56-$31.25	33,942	$ 22.07
Exercised	$17.56-$31.25	(3,560)	$ 25.77
Forfeited	$31.25	(1,155)	$ 31.25

Balance at January 31, 2003	$17.56-$31.25	29,227	$ 21.25
Exercised	$31.25	(4,272)	$ 31.25

Balance at January 31, 2004	$17.56-$31.25	24,955	$ 19.54

Additional information with respect to the outstanding options under the deferred option plan as of January 31, 2002, 2003, and 2004 is as follows:

	Exercise Price
	$17.56	$31.25
Number outstanding at January 31, 2002	22,766	11,176
Options outstanding weighted-average remaining contractual life	8.55	9.06
Number exercisable	22,766	11,176
Number outstanding at January 31, 2003	21,342	7,885
Options outstanding weighted-average remaining contractual life	7.56	8.05
Number exercisable	21,342	7,885
Number outstanding at January 31, 2004	21,342	3,613
Options outstanding weighted-average remaining contractual life	6.56	7.09
Number exercisable	21,342	3,613

TRANSCORE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

January 31, 2004

19.    Segment Information

The Company has two reportable business segments: Infrastructure-Based services and Mobile Asset-Based services. The business segments are determined based on the end markets for our products and services. The segment’s performance is measured primarily on income from operations.

	Infrastructure Based Services	Mobile Asset Based Services	Corporate	Consolidated
	(In thousands)
Year ended January 31, 2002
Total revenue	$248,762	$74,673	$—	$323,435
Income from operations	46,896	7,290	(27,700)	26,486
Fixed assets	10,376	8,457	1,490	20,323
Year ended January 31, 2003
Total revenue	240,391	77,917	—	318,308
Income from operations	45,879	24,326	(28,517)	41,688
Fixed assets	17,480	7,120	1,122	25,722
Year ended January 31, 2004
Total revenue	260,425	77,712	—	338,137
Income from operations	51,022	21,081	(30,170)	41,933
Fixed assets	19,821	6,447	1,009	27,277

Summarized financial information related to geographic areas in which the Company operated at January 31, 2002, 2003, and 2004 and for each of the years then ended is shown below.

	2002	2003	2004
	(In thousands)
Total revenue
United States	$319,824	$310,947	$328,281
Canada	3,611	7,361	9,856

	$323,435	$318,308	$338,137

Income from operations
United States	$24,635	$37,212	$36,281
Canada	1,851	4,476	5,652

	$26,486	$41,688	$41,933

Fixed Assets
United States	$19,831	$25,183	$26,809
Canada	492	539	468

	$20,323	$25,722	$27,277

20.    Commitments and Contingencies

At January 31, 2004, the Company has outstanding surety bonds of $99,230,000, purchase commitments of $4,987,000 and letters of credit aggregating approximately $16,702,000, principally related to performance and payment type bonds.

TRANSCORE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

January 31, 2004

On October 16, 2002, the Company entered into a bonding arrangement with a related party to provide up to $60 million of surety bonds. In exchange for securing the bonding arrangement, the Company issued 46,680 warrants for its Class A Common Stock.

The Company is involved in certain investigations, claims, and lawsuits arising in the normal course of business, none of which, in the opinion of the Company’s management, is expected to have a material adverse effect on its consolidated financial position, results of operations, cash flows or ability to conduct business.

The Company is currently pursuing legal remedies against the appropriate parties related to previous accounting irregularities of its former Viastar Services subsidiary; however, no amounts have been recorded in the financial statements for potential recoveries. It is anticipated that any recovery will be paid directly to the stockholders of the Company.

21.    Concentrations of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents and trade accounts receivable. At times, cash balances in the Company’s accounts may exceed the FDIC insurance limits.

The Company sells its systems and services to various customers in the transportation systems industry. Concentrations of credit risk with respect to trade receivables are limited as a result of the large number of government and commercial entities comprising the Company’s customer base, and their dispersion across geographical regions. The Company performs ongoing credit evaluations of its customers’ financial condition and generally requires no collateral from its customers.

During the fiscal years ended January 31, 2002, 2003, and 2004, one customer accounted for approximately 11%, 15%, and 9% of consolidated revenue, respectively.

22.    Fair Value of Financial Instruments

Financial instruments include cash and cash equivalents, accounts receivable, long-term debt and preferred stock. The carrying amount of cash and cash equivalents and accounts receivable approximates fair value because of the short-term maturity of these instruments.

Borrowings under the revolving credit facility, which are not subject to the swap, have variable rates that reflect currently available terms and conditions for similar debt. The carrying amount of this debt is a reasonable estimate of fair value.

The Company is exposed to the impact of interest rate changes. The Company’s objective is to manage the impact of the interest rate changes on earnings and cash flows. The Company entered into interest rate swaps in September 2000 and April 2001. At January 31, 2004, approximately $10,000,000 (notional amount) of the variable credit facility debt was converted to fixed rate. At January 31, 2004, the LIBOR rate was 1.46% and the fixed rate of the swap was as follows:

Effective Date	Maturity Date	Notional Amount	Fixed Rate
	(In thousands)
April 26, 2001	April 26, 2004	$10,000	5.16%

TRANSCORE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

January 31, 2004

The differential to be paid or received from the counterparty in the agreement is recorded as interest expense. The net settlements resulted in increases in interest expense of $1,761,000, $2,813,000, and $1,999,000 during fiscal years 2002, 2003, and 2004, respectively. The swap agreements are made with a counterparty of high credit quality; therefore, management considers the risk of nonperformance by the counterparty to be negligible. The fair market value of the swaps recorded as of January 31, 2003 and 2004 was a liability of $2,276,000 and $81,000, respectively.

23.    Net Loss Per Share

The following table sets forth the reconciliation from basic to diluted average common shares and the calculations of net income per common share (dollars in thousands, except share and per share data).

	Fiscal Year Ended January 31
	2002	2003	2004
	(In thousands, except share and per share data)
Net (loss) income	$(3,478)	$8,152	$481

Convertible preferred stock dividends	$(6,959)	$(7,354)	$(7,352)
Redeemable preferred stock dividends	(3,019)	(3,052)	(1,479)

Total preferred stock dividends	(9,978)	(10,406)	(8,831)

Net loss available to common stockholders	$(13,456)	$(2,254)	$(8,350)

Average common shares:
Basic (weighted-average outstanding shares)	186,325	186,333	187,249
Diluted potential common shares from common and preferred stock options	—	—	—

Diluted (weighted-average shares outstanding)	186,325	186,333	187,249

Basic (loss) per common share	$(72.21)	$(12.09)	$(44.59)

Diluted (loss) per common share	$(72.21)	$(12.09)	$(44.59)

Antidilutive options and convertible preferred stock not included in the diluted (loss) income per common share calculation	2,697,461	3,040,264	3,119,869

24.    Other Income (Expense)

Other income (expense) consists of the following:

	Fiscal Year Ended January 31
	2002	2003	2004
	(In thousands)
Legal and insurance settlements	$4,770	$—	$—
Equity in earnings of unconsolidated affiliates	939	846	912
Other	621	310	154

	$6,330	$1,156	$1,066

TRANSCORE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

January 31, 2004

25.    Subsequent Events

On February 20, 2004, the Company acquired certain assets of Vistar Telecommunications, Inc. for cash consideration of $4,400,000. Vistar provides satellite communication products and services.